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                                                                    EXHIBIT 6.19



                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                   AMERICAN INDEPENDENT NETWORK, INC. ("AIN"),

                             A DELAWARE CORPORATION

                                       AND

                                   MIDAS FUND


        This Loan and Security Agreement (the "Agreement") is entered into as of this _________ day of ____________, 1997, by and between American Independent Network, Inc., a Delaware corporation ("Debtor"), and Midas Fund ("Secured Party"). Debtor and Secured Party may be independently referred to hereinafter as "Party" or collectively as the "Parties."

                                    RECITALS


        WHEREAS, the Debtor is offering (the "Offering"), for sale a Promissory Note, with a face value of $100,000, bearing interest at the flat rate of $10,000, payable $5,000 at ninety (90) days and $5,000 at maturity, with a term of one hundred eighty (180) days from the date of issuance (the "Maturity Date").

        WHEREAS, all Notes issued by Debtor under the Offering are secured by the assets of the Company and other items set forth in Section 6 herein.

        WHEREAS, Secured Party has purchased Notes in the amount set forth in
Section 1 herein.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

1.      LOAN AMOUNT; TERMS OF NOTE



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        1.1 Pursuant to the Promissory Note attached hereto as Exhibit 1 (the
"Note"), Secured Party has agreed to loan AIN the aggregate principal amount of One Hundred Thousand Dollars ($100,000) (the "Loan").

        1.2 In consideration thereof, AIN will issue, cause to be executed and deliver to Secured Party, concurrent with its execution hereof, a Note equal to the amount of the Loan, upon the terms and conditions specified therein, and in the form attached hereto as Exhibit 1.

2.      SINKING FUND.

        AIN shall open an account and place on deposit $16,666.66 each month for six (6) months to function as a Sinking Fund for payment of principal at term on the Notes.

        Furthermore, AIN shall provide Midas Fund with a quarterly Net Asset Value which will include accrued interest on the Notes.

3.      COMMON STOCK.

        AIN will issue to Lender twenty thousand (20,000) shares of AIN Common Stock in addition to the interest payments set forth in Section 1.1.

4.      DEFAULT PROVISIONS.

        The occurrence of one or more of the following events shall constitute an event of default of this entire Agreement:

        4.1 The nonpayment of any principal or interest by AIN on the Loan when the same becomes due and payable which is not cured within twenty (20) days of the due date.

        4.2 The entry of a decree or order by a court having appropriate jurisdiction adjudging AIN a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of AIN under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of the Debtor's property or Collateral, as defined in Section 6, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

        4.3 The institution by AIN of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or consent by it to the filing of any


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such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Debtor, or of any substantial part of its property, or if the Collateral, as defined in Section 6, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if AIN shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, or if there is an admission in writing by AIN of its inability to pay its debts generally as they become due, or the taking of corporate action by AIN in furtherance of any such action.

        4.4 Default in the obligation of AIN for borrowed money, other than this Loan, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of AIN under any note, indenture, contract, or agreement.

        4.5 AIN's failure to comply with any material term, obligation, covenant, or condition contained in this Agreement, within twenty (20) days after receipt of written notice from the Secured Party demanding such compliance.

        4.6 Any warranty, covenant, or representation made to Secured Party by AIN under this Agreement, or any related agreement executed in connection with this Offering, proves to have been false in any material respect when made or furnished.

        4.7 Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral, as defined in Section 6.2, other than those existing as of the date hereof, which is not discharged by AIN within ten (10) days.

        4.8 Any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the prior written consent of Secured Party.

        4.9 Any other default under the terms of the Note.

5.      ACCELERATION.

        At the option of Secured Party, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in Section 4 above, subject to the Secured Party's right to cure any default within thirty (30) of occurrence. Any reasonable attorneys' fees and other expenses incurred by Secured Party in connection with enforcing any of its rights hereunder or from a bankruptcy filing relating to AIN, whether a lawsuit is filed or not, shall be additional indebtedness of AIN secured by this Agreement, and shall not be deemed a penalty.

        5.1    CURE


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               Debtor shall be provided a period of thirty (30) days from the date of an event of default, as defined in Section 4 hereinabove, to cure a default. In the event Debtor fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Agreement and the Note, Secured Party may immediately enforce any and all rights provided to him under this Agreement and the Note.

6.      SECURITY AGREEMENT.

        6.1    GRANT OF SECURITY INTEREST.

               AIN, in consideration of the loan described in this Agreement, hereby grants, conveys, and assigns to Secured Party, as security, all of AIN's existing and future right, title and interest in the property listed in Section
6.2 of this Agreement. This security interest is granted to Secured Party to secure the following: (a) the payment of the indebtedness evidenced by the Note attached hereto as Exhibit 1, including all renewals, extensions, and modification thereof; (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed by under this Agreement; and (c) the payment of all other sums, with interest thereon, advanced or otherwise due or payable under the terms of this Agreement.

        6.2    PROPERTY.

               The property subject to the security interest (the "Collateral") is as follows:

               6.2.1  EQUIPMENT.

                      All equipment of AIN.

               6.2.2  ACCOUNTS RECEIVABLE.

                      All account receivable accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments, documents, all other forms of receivables, and all guaranties and securities therefor of AIN.

               6.2.3         INVENTORY AND OTHER TANGIBLE PERSONAL PROPERTY.

                      All inventory of AIN, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in AIN's business and all other tangible personal property of AIN.




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               6.2.4  ALL GENERAL INTANGIBLES.

                      All general intangibles now owned by AIN or hereafter acquired by AIN.



               6.2.5  AFTER-ACQUIRED PROPERTY.

                      All property of the types described in Sections 6.2.1 - 6.2.4, or similar thereto, that at any time hereafter may be acquired by AIN, including but not limited to all accessions, parts, additions, and replacements.

               6.2.6  PROCEEDS.

                      All proceeds, in any type or form arising from the sale or other disposition of any of the Collateral described or referred to in Sections 6.2.1 - 6.2.5.

               6.2.7  TECHNOLOGY.

                      All technology assigned or otherwise transferred by any subsidiary, whether a corporation or other entity, of AIN, wherever domiciled, evidencing such entities' ownership of the technology utilized by AIN.

        6.3.   COVENANTS OF AIN.

               AIN agrees and covenants, and acknowledges that Secured Party is reasonably relying upon these agreements and covenants, as follows:

               6.3.1  PAYMENT OF PRINCIPAL AND INTEREST.

                      AIN shall promptly pay when due the principal and interest evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Agreement and the Note.

               6.3.2  CORPORATE EXISTENCE.

                      AIN is a corporation duly organized and existing under the laws of the State of Delaware and is duly qualified in every other state in which it must qualify to do business.

               6.3.3  CORPORATE AUTHORITY.



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                      The execution, delivery, and performance of this
Agreement, and the execution and payment of the Note is within the corporate powers of AIN, has been duly authorized, is not in contravention of law or the terms of the AIN articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which AIN is a party or by which it is bound.


               6.3.4  OWNERSHIP OF COLLATERAL.

                      AIN is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

               6.3.5  ISSUANCE OF SHARES OF COMMON STOCK.

                      The shares of Common Stock of AIN contemplated to be issued by Secured Party are duly authorized and, when issued, will be fully paid and non-assessable.

        6.4    ATTORNEY CERTIFICATION.

               Within ten (10) days of receipt of written request therefor, AIN agrees to deliver to Secured Party an opinion, from counsel competent to provide such opinion, that provides substantially as described in Section 6.3.2 - 6.3.5 above.

        6.5    REMOVAL OF COLLATERAL PROHIBITED.

               AIN shall not remove the Collateral from its premises, or otherwise dispose of it, other than utilizing it in the ordinary course of business, without the prior written consent of Secured Party.

        6.6    TAXES AND ASSESSMENTS.

               AIN will pay or cause to be paid promptly when due all taxes and assessments on the Collateral. AIN may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay so long as funds sufficient to pay the taxes and assessments are set aside for such purpose either in cash or by surety bond issued in form of the appropriate taxing authority.

        6.7    INSURANCE.

               AIN shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral except accounts receivable, against such risks, and in such form, for such


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periods, and written by such companies as are satisfactory to Secured Party. All policies of insurance shall have endorsed a loss payable clause evidencing the Secured Party and shall be acceptable to the Secured Party. AIN will promptly provide Secured Party, if requested in writing, with the original policies or certificates of such insurance. AIN shall promptly notify Secured Party of any loss or damage that may occur to the Collateral. Secured Party is hereby authorized to make proof of loss if it is not made promptly by AIN. All proceeds of any insurance on the Collateral shall be held by Secured Party as a part of the Collateral. Such proceeds shall be paid out from time to time upon order of AIN for the purpose of paying the reasonable cost of repairing or restoring the property damaged. Any proceeds that have not been so paid out within 120 days following their receipt by Secured Party shall be applied to the prepayment of principal on the Notes according to the terms set forth herein. In the event of failure to provide insurance as provided herein, Secured Party may, at its option, provide such insurance at AIN's expense.

        6.8    PROTECTION OF SECURED PARTY'S SECURITY.

               If AIN fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of Secured Party therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Secured Party may make such appearance, disburse such sums, and take such action as Secured Party deems necessary, in its sole discretion, to protect Secured Party's interest, including, but not limited to the following: (i) disbursement of attorneys' fees; (ii) entry upon AIN's property to make repairs to the Collateral; and (iii) procurement of satisfactory insurance. Any amounts disbursed by Secured Party pursuant to this Section 6.8, with interest thereon, shall become additional indebtedness of AIN secured by this Agreement. Unless AIN and Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from AIN of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from AIN under applicable law. Nothing contained in this Section 6.8 shall require Secured Party to incur any expense or take any action.

        6.9    INSPECTION.

               Secured Party may make or cause to be made reasonable entries upon and inspections of AIN's premises to inspect the Collateral, and AIN shall cooperate with Secured Party to accommodate such reasonable entries.

        6.10   LIEN NOT RELEASED.



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               From time to time, Secured Party may, at Secured Party's option, without giving notice to or obtaining the consent of AIN or its successors or assigns or of any other lienholders, without liability on Secured Party's part, and notwithstanding a breach by AIN of any covenant or agreement set forth in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, consent to any map or plan of the Collateral, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with AIN to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by Secured Party pursuant to the terms of this Section shall be in writing, shall not affect the obligation of AIN or its successors or assigns to pay the sums secured by this Agreement and to observe the covenants of AIN contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral. AIN shall pay Secured Party a reasonable service charge, together with such title insurance premiums and attorneys' fees as may be incurred, at Secured Party's option, to secured Party for any such action taken at the request of or consent of AIN.

        6.11   FORBEARANCE BY SECURED PARTY NOT A WAIVER.

               Any forbearance by Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy. The acceptance by Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by Secured Party shall not be a waiver of Secured Party's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive any default by AIN in payment of sums secured by this Agreement.

        6.12   UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

               This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for each of the items specified in Section 6.2 as Collateral. AIN hereby grants Secured Party a security interest in said items. AIN agrees to execute and file financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue Secured Party interest in the


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Collateral, all at the expense of AIN. The Parties agree that such financing statements will be filed in the name of Secured Party. AIN shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements requested by Secured Party. Without the prior written consent of Secured Party, AIN shall not create or allow to be created, pursuant to the Uniform Commercial Code, any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at Secured Party's option, may also invoke any other remedy provided for in this Agreement. In exercising any of said remedies, Secured Party may, at its sole option, utilize an agent and may proceed against any part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party's remedies under the Uniform Commercial Code, or of Secured Party's other remedies provided in this Agreement.

        6.13   ACCELERATION IN CASE OF DEBTOR'S INSOLVENCY.

               If the Debtor shall voluntarily file a petition under the Federal Bankruptcy Act, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Debtor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for the Debtor's property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then Secured Party may, at Secured Party's option, declare all of the sums secured by this Agreement immediately due and payable without prior notice to the Debtor, and Secured Party may invoke any remedies permitted by this Agreement and/or the Note. Any reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the Debtor's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Debtor secured by this Agreement, and shall not be deemed a penalty.

        6.14   RIGHTS OF SECURED PARTY.

               6.14.1 Upon default, Secured Party may require AIN to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the Parties. Secured Party may sell all or any part of the Collateral, as reasonably necessary to satisfy the obligations of AIN hereunder to Secured Party, as a whole or in parcels either by public auction, private sale, or any other reasonable method of disposition. Nothing in this Section 6.14.1 shall be construed to limit any of Secured Party's rights in connection with any of the Collateral as provided herein. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens


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to rapidly decline in value or is of the type customarily sold on a recognized market, Secured Party shall give AIN reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition of the Collateral is to be made. Notice must be provided at least ten (10) days prior to the time of the sale or other disposition. A public sale in the following fashion shall be conclusively presumed to be reasonable:

               6.14.2 Notice shall be given at least ten (10) days before the date of sale by publication, at least once, in a newspaper of general circulation published in the county in which the sale is to be held;

               6.14.3 The sale shall be held in a county in which the Collateral or any part is located or in a county in which AIN has a place of business;

               6.14.4 Payment shall be in cash or by certified check immediately following the close of the sale;

               6.14.5 The sale shall be by auction, but it need not be by a professional auctioneer;

               6.14.6 The Collateral may be sold as is and without any preparation for sale.

        6.15   OBLIGATION TO SELL COLLATERAL.

               Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event any Secured Party offers to sell the Collateral, there will be no obligation to consummate a sale of the Collateral if, in Secured Party's reasonable business judgment, none of the offers received by it reasonably approximate the fair value of the Collateral. In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the obligation of AIN, subject to the rights of AIN under such procedures.

        6.16   RECEIVER.

               In addition to the rights under this Agreement, upon the occurrence of an event of default, Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note, and AIN agrees to entry of an order therefor by any court in the State of California upon petition therefor.



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        6.17   WAIVER OF MARSHALLING.

               Notwithstanding the existence of any other security interest in the Collateral held by Secured Party or by any other party, Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. AIN, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waive any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.

        6.18   PROVISIONS OF AGREEMENT.

               AIN agrees to comply with the covenants and conditions of this Agreement. All sums disbursed by Secured Party to protect the security of this Agreement up to the principal amount of the Note shall be treated as disbursements pursuant to such Agreements. All such sums shall bear interest from the date of disbursement at the rate stated in the Note, unless collection from AIN of interest at such rate would be contrary to applicable law in which event such amount shall bear interest at the highest rate which may be collected from AIN under applicable law. In case of a breach by AIN of the covenants and conditions of the Agreement, Secured Party (i) may invoke any of the rights or remedies provided in the Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement, or (iii) may do both.

7.      REMEDIES CUMULATIVE.

        Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order.

8.      WAIVER OF STATUTE OF LIMITATIONS.

        AIN hereby waives the right to assert any statute of limitations as a bar to the enforcement of this Agreement or to any action brought to enforce the Note or any other obligation secured by this Agreement.

9.      NOTICES AND DELIVERY.



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        Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed as follows:

        if to Debtor:

        Randy Moseley
        President, CFO
        American Independent Network, Inc.
        6125 Airport Freeway, Suite 200
        Haltom City, TX 76117

        if to Secured Party:

        Midas Fund
        Bank of Butterfield International
        Cayman LTD
        P.O. Box 705
        Grand Cayman
        Cayman Islands, B.W.I.
        Fax # (809) 949-7004

        with a copy to:

        Gregory L. Hrncir, Esq.
        Knapp, Petersen & Clarke, a professional law corporation
        500 N. Brand Blvd., 20th Floor
        Glendale, CA 91203

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section. Any deliveries required under this Agreement must be made by personal delivery at the applicable address listed above.

10.     INDEMNIFICATION.

        10.1   GENERAL.



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               AIN agrees to indemnify, reimburse, and hold harmless Secured
Party, or any agent of the Secured Party (Secured Party is referred to as the "Indemnitee" throughout Section 10) from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal proceedings, penalties, fines, and other sanctions, and any attorney fees and other reasonable costs and expenses, arising out of the Debtor's negligence or under the doctrine of strict liability (collectively "Claims"), or relating to or arising in any manner out of:

               10.1.1 this Agreement or the breach of any representation, warranty, or covenant made by AIN under this Agreement;

               10.1.2    any issuance, offering, or sale of securities of AIN;

               10.1.3 any transaction, approval, or document contemplated by the Agreement.

               The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly provided for by statute, including but not limited to, any indemnification provided by the AIN articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

        10.2   DEFINITIONS

               10.2.1 EXPENSES.

               For purposes of Section 10, the term "expenses" shall mean (i) any expense, liability, or loss, including attorney fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement;
(ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection; and (iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any proceeding relating to any indemnifiable event.

        10.3   PARTIAL INDEMNIFICATION.

               If the Indemnitee is entitled under any provision of this Agreement to indemnification by AIN for a portion of expenses, but not for the total amount of expenses, AIN shall indemnify the Indemnitee for the portion to which the Indemnitee is entitled.

        10.4   INDEMNIFICATION PAYMENT.



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               The Indemnitee shall receive indemnification of expenses from AIN in accordance with this Agreement as soon as practicable after the Indemnitee has made written demand on AIN for indemnification. If the Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with the terms hereof, the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court. AIN hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section shall be in addition to any other remedies available to the Indemnitee in law or in equity. If requested by Indemnitee, AIN shall, within 10 business days after such request, advance to the Indemnitee such expenses as are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for:

               10.4.1 Indemnification of expenses or advances of expenses by AIN under this Agreement, or any other agreement, or under applicable law, or under the AIN articles of incorporation or bylaws now or hereafter in effect relating to indemnification for indemnifiable events.


        10.5   SETTLEMENT.

               AIN shall not settle any proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the express written consent of Indemnitee. Neither AIN nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. AIN shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if AIN was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; provided, however, the liability of AIN under this Agreement shall not be excused if participation in the proceeding by AIN was barred by this Agreement.

        10.6   TENDER BY SECURED PARTY.

               In the event of any controversy or claim arising out of this Agreement or the breach of the Agreement, Secured Party may tender a defense to AIN, who hereby agrees to promptly accept Secured Party's tender, so long as Secured Party notifies AIN within thirty (30) days of Secured Party's receipt of any written instrument or pleading relating to any controversy or claim arising out of this Agreement or the breach of this Agreement. If timely acceptance of tender is not forthcoming, Secured Party may, at the expense of AIN, retain its own counsel. AIN hereby agrees to advance any and all costs and expenses to Secured Party in connection with Secured Party's retention of counsel. In the event that AIN fails to advance the necessary costs and expenses, AIN shall not be released of its obligations to otherwise indemnify Secured Party.

11.     ENTIRE AGREEMENT.

BRIDGE LOAN AND SECURITY AGREEMENT
Page 15 of 17
----------------------------------

        This Agreement, the Note, all exhibits and attachments hereto and other related agreements, contain the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

12.     AGREEMENT BINDING.

        This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

13.     AMENDMENT AND MODIFICATION.

        Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.



14.     ATTORNEYS' FEES.

        In the event arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys; fees to be fixed by the arbitrator, trial court, or appellate court.

15.     ARBITRATION.

        Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and based on or arising in contract or in tort, shall, at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, United States of America, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"), not later than 60 days after appointment of an arbitrator. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The arbitrator shall have not the authority to award punitive damages. Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

16.     LAW GOVERNING.

BRIDGE LOAN AND SECURITY AGREEMENT
Page 16 of 17
----------------------------------

        This Agreement shall be governed by and construed in accordance with the laws of the State of California.

17.     SAVINGS CLAUSE.

        If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

18.     TITLES AND CAPTIONS.

        All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

19.     FURTHER ACTION.

        The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement, including, but not limited to, executing such financing statements, as the Secured party may deem necessary and appropriate to protect its interests.

20.     COUNTERPARTS.

        The terms of the Agreement are contractual and not merely recital. The Agreement may be signed in one or more counterparts, each of which shall be deemed an original. Furthermore, facsimile copies shall be deemed the same as originals. The Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.




            [The remainder of this page is intentionally left blank.]

BRIDGE LOAN AND SECURITY AGREEMENT
Page 17 of 17
----------------------------------


        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

"SECURED PARTY"

Midas Fund

By: _________________________________
        (Signature)


_____________________________________
        (Print Name)

Title: ______________________________


"DEBTOR"

American Independent Network, Inc.,
a Delaware corporation



_____________________________________
        Randy Moseley
        President, Chief Financial Officer

                                    EXHIBIT 1
                                 PROMISSORY NOTE

                       AMERICAN INDEPENDENT NETWORK, INC.
                                 PROMISSORY NOTE



THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT FOR THE HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PERMIT, AS APPLICABLE, UNDER THE SECURITIES ACT OR APPLICABLE BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE OR AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IS PROVIDED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.

                       AMERICAN INDEPENDENT NETWORK, INC.
                                 PROMISSORY NOTE




Amount:$100,000                                      Dated: ______________, 1997


        FOR VALUE RECEIVED, the undersigned, American Independent Network, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Midas Fund ("Lender"), the principal sum of One Hundred Thousand Dollars ($100,000) (the "Amount Advanced") on or before one hundred eighty (180) days from the date set forth above (the "Maturity Date").

               1.     INTEREST RATE AND TERM.

                      The unpaid principal under this Promissory Note (the "Note") shall bear interest at the flat rate of $10,000, payable $5,000 at ninety (90) days and $5,000 at the Maturity Date.

               2.     COMPUTATION.

                      Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal. Accrued interest shall be computed on the basis of a three hundred sixty (360) day year, based on the actual number of days elapsed.

               3.     PAYMENTS.

                      Interest payments are due and payable to Lender, at Lender's address of record, at ninety (90) and one hundred eighty (180) days from the date of this Note. Except as otherwise set forth herein, the unpaid principal under this Note, plus all accrued but unpaid interest thereon, shall be due and payable at the Maturity Date. All principal and interest payments are due at 5:00 P.M. Pacific Standard Time on the date due, payable in lawful money of the United States.

               4.     VOLUNTARY PREPAYMENT.

                      Maker may, at any time, prepay the unpaid Amount Advanced evidenced by this Promissory Note, or any interest due hereunder, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal.

               5.     USURY MATTERS

                      It is expressly stipulated and agreed to be the intent of Maker and Lender to comply with, at all times, the applicable state law governing the maximum rate or amount of interest payable on the Note (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state law). In the event the applicable law is judicially interpreted so as to render usurious any amount called for under the Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if Lender's exercise of his, her or its option to accelerate the maturity of the Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is the express intent of both Maker and Lender that all excess amounts theretofore collected by Lender be credited to the principal balance of the Note (or, if this Note has been or would thereby be paid in full, refunded to Maker). In the event such judicial interpretation is applied to this Note, the provisions of this Note shall immediately be deemed amended and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new, or amendment to any existing, document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount legally permitted.

               6.     WAIVERS.

                      Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

               7.     DEFAULT.

                      Maker shall be deemed in default if any of the following events occur: (a) Maker fails to make any payments hereunder when due and fails to make such payment within twenty (20) days of such due date; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Maker under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Maker's property, or ordering the winding up or liquidation of Maker's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (c) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of

Maker; (d) default in the obligation of Maker for borrowed money, other than this Note, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of Maker under any note, indenture, contract, or agreement; (e) Maker fails to comply with any material term, obligation, covenant, or condition contained in that certain Loan and Security Agreement, by and between the Parties relating to this Note, within twenty (20) days after receipt of written notice from Lender demanding such compliance; (f) any representation or statement made or furnished to Lender by Maker or on Maker's behalf is false or misleading in any material respect; (g) any levy, seizure, attachment, lien, or encumbrance of or on Maker's property, other than those existing as of the date hereof, which is not discharged by Maker within twenty (20) days; and (h) any sale, transfer, or disposition of a material amount of Maker's property, other than in the ordinary course of business, without the written consent of the Lender.

                      7.1    CURE

                             Maker shall be provided a period of thirty (30)
days from the date of an event of default, as defined in Section 7 hereinabove, to cure a default. In the event Maker fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Note and under the Loan and Security Agreement by and among Maker and Lender, Lender may immediately enforce any and all rights provided to him under this Note and the Loan and Security Agreement.

               8.     LATE PAYMENT FEES.

                      It would be impracticable to fix the amount of Lender's extra expense involved in handling a delinquent payment if any amounts due under this Note are not paid when due. Accordingly, Maker agrees to pay to Lender a late payment charge equal to three percent (3%) of the amount due on any payment required under this Note which is received by Lender more than ten (10) days after the due date. Maker agrees that this charge is a reasonable estimate of extra expenses the Lender will incur, and is not a penalty.

               9.     ACCELERATION; ATTORNEYS' FEES.

                      At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in Section 8 hereinabove. Any reasonable attorneys fees and other expenses incurred by the Lender in enforcing any of its rights hereunder or from a bankruptcy filing relating to the Maker, or any of the other events described in Section 7 and 8 hereinabove, shall be deemed additional indebtedness of the Maker and added to the principal amount of the Note, irrespective of whether Lender files suit against Maker.

               10.    SECURITY INTERESTS.

                      It is further understood that this Note is secured by the security interests granted to Lender pursuant to the Loan and Security Agreement between the Parties.


               11.    SECTION HEADINGS.

                      Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, the language set forth in each paragraph applies equally to the entire Note.

               12.    AMENDMENTS IN WRITING.

                      This Note may only be changed, modified or amended in writing signed by the Parties.

               13.    CHOICE OF LAW.

                      The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

               14.    WAIVER OF TRIAL BY JURY.

                      For separate and legal consideration received, Maker hereby waives, to the extent permitted under applicable law, any right to trial by jury in any action or proceeding relating to the Note.

Made and Executed at


Haltom City, TX
-----------------------------------

American Independent Network, Inc.,
a Delaware Corporation



-----------------------------------
Randy Moseley
President, Chief Financial Officer